EXHIBIT 5.1

June 7, 2023

Ainos, Inc.

8880 Rio San Diego Drive, Ste. 800

San Diego, CA 92108

Ainos, Inc. 2021 Stock Incentive Plan

Dear Ladies and Gentlemen:

I have acted as Chief Legal Counsel for Ainos, Inc., a Texas corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 filed on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 4,287,626 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable pursuant to the Company’s 2023 Stock Incentive Plan (the “Plan”).

As the Company’s counsel, I have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares under the Plan. I have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized, and when issued, sold and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the laws of the State of Texas, the Texas Business Organizations Code of the State of Texas, and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Sincerely,

/s/ John Junyong Lee

Chief Legal Counsel

Ainos, Inc.